Exhibit 4.1

Execution Version

AMENDMENT AND JOINDER TO

FEDERAL-MOGUL CORPORATION

REGISTRATION RIGHTS AGREEMENT

This Amendment and Joinder to the Federal-Mogul Registration Rights Agreement is dated as of July 10, 2013 (this “Joinder”), among Federal-Mogul Corporation, a Delaware corporation (the “Company”), and IEH FM Holdings LLC, a Delaware limited liability company (the “Investor”). Capitalized terms used but not defined herein have the meaning ascribed to them in the Registration Rights Agreement (as defined below).

R E C I T A L S

WHEREAS, the Company is party to that certain Registration Rights Agreement dated as of December 27, 2007 (the “Registration Rights Agreement”);

WHEREAS, reference is hereby made to that certain Investment Agreement, dated as of May 28, 2013, between the Company and the Investor (the “Investment Agreement”), pursuant to which the Investor will acquire from the Company shares of common stock, par value $0.01 per share, of the Company (the “Shares”), in one or more transactions;

WHEREAS, the execution and delivery of this Joinder is a condition precedent to the consummation of the transactions contemplated under the Investment Agreement;

WHEREAS, pursuant to Section 3(g) of the Registration Rights Agreement, certain amendments to the Registration Rights Agreement may be effected with the written consent of the Company and the Holders holding a Majority in Interest of the then Outstanding Registrable Securities;

WHEREAS, the Investor currently owns a Majority in Interest in the Outstanding Registrable Securities;

WHEREAS, the Company desires to join the Investor as a party to the Registration Rights Agreement and amend the Registration Rights Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Amendment of Registration Rights Agreement

(a) The introductory paragraph of the Registration Rights Agreement is hereby amended to delete “(the “Major Holders”)”.

(b) Section 1 of the Registration Rights Agreement is hereby amended to add the following definitions:

“Investor Common Shares: shall mean the shares of common stock of the Company acquired by IEH FM Holdings LLC pursuant to any shareholder rights offering conducted by the Company in accordance with the Investment Agreement.”

“Major Holders: shall mean the parties listed on Schedule I to the Registration Rights Agreement and IEH FM Holdings LLC.”

(c) The definition of “Initiating Holder” set forth in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Initiating Holder: shall mean with respect to (i) Reorganization Common Stock, any Major Holder or Major Holders who in the aggregate are holders of more than 20% of the then outstanding Reorganization Common Stock, (ii) PIK Debt, any Major Holder or Major Holders who in the aggregate are holders of more than 20% of the then outstanding principal amount of PIK Debt, and (iii) Investor Common Shares, any Major Holder or Major Holders who in the aggregate are holders of more than 20% of the then outstanding Investor Common Shares.”

(d) The definition of “Registrable Securities” set forth in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Registrable Securities: shall mean the PIK Debt, the shares of Reorganization Common Stock and the Warrants (together with any securities issued or issuable in respect thereof by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise) issued or issuable to the Holders pursuant to the Plan; the Investor Common Shares (together with any securities issued or issuable in respect thereof by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise); and any Reorganization Common Stock or Investor Common Shares that may be purchased from time to time by a Major Holder or its affiliates after the Effective Date, provided, however, that any shares of Reorganization Common Stock or Investor Common Shares that cease to be owned by a Holder or any of its affiliates shall cease to be Registrable Securities; provided further, however, that Registrable Securities shall not include any Securities acquired by any Person (other than a Major Holder) in the market or otherwise (other than directly from a Major Holder in a transaction that includes a contractual assignment to such Person of such Major Holder’s registration rights under this Agreement) subsequent to the Effective Date or acquired in any other manner other than pursuant to the terms of the Plan. For the purpose of determining whether one is a Holder, the record and beneficial owner of Class B Common Stock shall be deemed to hold the Class A Common Stock into which the Class B Common Stock would convert if it were transferred by such record and beneficial owner. Any Holder who may offer and sell all of its Reorganization Common Stock, its PIK Debt or its Investor Common Shares to the public in a transaction that (i) does not involve a registration under the Securities Act or (ii) is pursuant to an exemption from registration in which the volume of sales is not required to be limited shall no longer be deemed to hold Registrable Securities that would enable it to require the Company to include such securities in a registration statement pursuant hereto.”

(e) The first clause of the first sentence of Section 2(a)(i) is hereby amended as follows:

“Request for Registration. If the Company shall receive from an Initiating Holder, at any time after the Effective Date, subject to Section (2)(i), if applicable, a written request that the Company effect any registration with respect to more than 10% of the Reorganization Common Stock, more than 10% of the outstanding principal amount of the PIK Debt or more than 10% of the Investor Common Shares, the Company will:”

2.	Joinder

(a) Investor acknowledges receipt of a copy of the Registration Rights Agreement and, after review and examination thereof, by execution of this Joinder does hereby agree to be bound by the terms, conditions and agreements contained therein in its capacity as a Holder there under. By execution hereof, the Investor hereby consents to the amendment of the Registration Rights Agreement in accordance with Section 3(g) thereof.

(b) By execution hereof, the Company hereby (i) accepts Investor’s agreement to be bound by the Registration Rights Agreement, (ii) covenants and agrees that the Registration Rights Agreement is hereby amended to include Investor as a party in a capacity as Holder and (iii) agrees that Investor shall have all rights provided to a Holder under the Registration Rights Agreement.

3.	Miscellaneous

(a) Interpretation; Headings. From and after the date hereof, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Registration Rights Agreement as amended hereby. The headings of the sections and subsections of this Joinder are inserted for convenience only and shall not be deemed to constitute a part thereof.

(b) Registration Rights Agreement Otherwise Unaltered. Except as specifically set forth above, the Registration Rights Agreement shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.

(c) Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law.

(d) Severability. In the event that any part or parts of this Joinder shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Joinder which shall remain in full force and effect.

(e) No Third Party Beneficiaries. The parties hereto acknowledge and agree that there are no intended third party beneficiaries to this Joinder and no third parties have any rights under or relating to this Joinder

(f) Counterparts. This Joinder may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder as of the date first set forth above.

FEDERAL-MOGUL CORPORATION

By:	/s/ Rainer Jueckstock
Name:	Rainer Jueckstock
Title:	Co-CEO

IEH FM HOLDINGS LLC

By:	/s/ Sung Hwan Cho
Name:	Sung Hwan Cho
Title:	CFO

[Signature Page to Amendment and Joinder to Registration Rights Agreement]